As filed with the Securities and Exchange Commission on December 14, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EOG RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-0684736
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1111 Bagby, Sky Lobby 2

Houston, Texas 77002

(713) 651-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael P. Donaldson

Executive Vice President, General Counsel and Corporate Secretary

EOG Resources, Inc.

1111 Bagby, Sky Lobby 2

Houston, Texas 77002

Telephone: (713) 651-7000

Facsimile: (713) 651-6987

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

John Goodgame

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 44th Floor

Houston, Texas 77002

(713) 220-5800

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this registration statement becomes effective, subject to market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Senior Debt Securities
Subordinated Debt Securities
Common Stock
Preferred Stock
Common Stock Purchase Contracts
Common Stock Purchase Units
Warrants
Depositary Shares (2)
Units (3)

(1)

An indeterminate aggregate initial offering price or principal amount or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. In accordance with Rule 456(b), and in reliance on Rule 457(r), under the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fee.

(2)

The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a deposit agreement. If the Registrant elects to offer to the public fractional interests in shares of preferred stock, then the Registrant will distribute depositary receipts to those persons purchasing the fractional interests and will issue the shares of preferred stock to the depositary under the deposit agreement.

(3)

Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more of the securities being registered hereby, which may or may not be separable from one another.

PROSPECTUS

EOG Resources, Inc.

SENIOR DEBT SECURITIES

SUBORDINATED DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

COMMON STOCK PURCHASE CONTRACTS

COMMON STOCK PURCHASE UNITS

WARRANTS

DEPOSITARY SHARES

UNITS

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all of the material terms and provisions of the various types of securities that we may offer. The particular terms of the securities offered by us will be described in a supplement to this prospectus. If indicated in an applicable prospectus supplement, the terms of the securities may differ from the terms summarized below. An applicable prospectus supplement will also contain information, where appropriate, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	senior debt securities;
•	subordinated debt securities;
•	common stock;
•	preferred stock;
•	common stock purchase contracts;
•	common stock purchase units;
•	warrants;
•	depositary shares; or
•	units;

or any combination of the foregoing securities. The senior debt securities, subordinated debt securities, preferred stock and common stock purchase contracts and units may be convertible into, or exercisable for, our common or preferred stock or other securities of ours.

In this prospectus, “securities” collectively refers to the securities described above.

Our common stock is listed on the New York Stock Exchange under the symbol “EOG.” On December 13, 2018, the last reported sale price of our common stock on the New York Stock Exchange was $102.83 per share.

We may sell securities to or through underwriters, dealers or agents. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” The names of any underwriters, dealers or agents involved in the offer and sale of any securities and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the offer and sale of those securities.

You should read carefully the information included or incorporated by reference in this prospectus and any applicable prospectus supplement, including any information we direct you to under the heading “Risk Factors,” for a discussion of factors you should consider before deciding to invest in any securities offered by this prospectus. See “Risk Factors” on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 14, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the United States Securities and Exchange Commission, referred to in this prospectus as the “SEC” or the “Commission,” using a “shelf” registration process. Using this process, we may, from time to time, offer to sell any combination of the securities described in this prospectus in one or more offerings at an aggregate initial offering price to be specified at the time of any such offer. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a supplement to this prospectus. The prospectus supplement will describe the specific terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change the information contained in this prospectus. Please carefully read this prospectus and the applicable prospectus supplement, in addition to the information contained in the documents we refer you to under the heading “Where You Can Find Additional Information” below. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the applicable prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell the offered securities. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the respective date on the front cover of those documents. You should not assume that the information incorporated by reference in this prospectus is accurate as of any date other than the date the respective information was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT EOG RESOURCES, INC.

EOG Resources, Inc., a Delaware corporation organized in 1985, together with its subsidiaries, explores for, develops, produces and markets crude oil and natural gas primarily in major producing basins in the United States of America, The Republic of Trinidad and Tobago, The People’s Republic of China and, from time to time, select other international areas. At December 31, 2017, our total estimated net proved reserves were 2,527 million barrels of oil equivalent (which we refer to in this prospectus as “MMBoe”), of which 1,313 million barrels (which we refer to in this prospectus as “MMBbl”) were crude oil and condensate reserves, 503 MMBbl were natural gas liquids reserves and 4,263 billion cubic feet, or 711 MMBoe, were natural gas reserves. At such date, approximately 97% of our net proved reserves (on a crude oil equivalent basis) were located in the United States, 2% in Trinidad and 1% in other international areas. EOG employed approximately 2,664 persons, including foreign national employees, as of December 31, 2017.

Our principal executive offices are located at 1111 Bagby, Sky Lobby 2, Houston, Texas 77002. Our telephone number at that location is (713) 651-7000.

In this prospectus, references to “EOG,” “we,” “us,” “our” and “the Company” each refers to EOG Resources, Inc. and, unless otherwise stated, our subsidiaries.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other reports, proxy and information statements and other information with the SEC. You can find our filings on the SEC’s website at http://www.sec.gov and on our website at http://www.eogresources.com. Information contained on our website, except for the SEC filings referred to below, is not a part of, and shall not be deemed to be incorporated by reference into, this prospectus. In addition, our reports and other information concerning us can be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents without actually including the specific information in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and may replace this information and information previously filed with the SEC. We incorporate by reference into this prospectus the following documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 27, 2018;

•

our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018, June 30, 2018 and September 30, 2018, filed with the SEC on May 3, 2018, August 2, 2018 and November 1, 2018, respectively;

•	our Current Reports on Form 8-K filed with the SEC on April 26, 2018 and December 12, 2018; and

•	the description of our common stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A filed with the SEC on August 29, 1989.

We also incorporate by reference into this prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, referred to in this prospectus as the “Exchange Act,” until we sell all of the securities offered by this prospectus, other than information furnished to the SEC under Items 2.02 or 7.01, or the exhibits related thereto under Item 9.01, of

Form 8-K, which information is not deemed filed under the Exchange Act and is not incorporated by reference into this prospectus.

You may request a copy of these filings at no cost by writing or telephoning our Corporate Secretary at our principal executive offices, which are located at 1111 Bagby, Sky Lobby 2, Houston, Texas 77002, telephone: (713) 651-7000.

OIL AND GAS TERMS

When describing commodities produced and sold:	oil	= crude oil and condensate
	liquids	= crude oil, condensate, and natural gas liquids
	gas	= natural gas

When describing liquids:	Bbl	= barrel
	MBbl	= thousand barrels
	MMBbl	= million barrels
	Boe	= barrel of oil equivalent
	MMBoe	= million barrels of oil equivalent

When describing natural gas:	Mcf	= thousand cubic feet
	MMcf	= million cubic feet
	Bcf	= billion cubic feet
	MMBtu	= million British thermal units

Crude oil equivalent volumes are determined using a ratio of 1.0 Bbl of crude oil and condensate or natural gas liquids to 6.0 Mcf of natural gas.

RISK FACTORS

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should read carefully the discussion of risks and uncertainties under the headings “Risk Factors” and “Information Regarding Forward-Looking Statements” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the other documents incorporated by reference in this prospectus. See the section entitled “Where You Can Find Additional Information” in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our company.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, including, among others, statements and projections regarding EOG’s future financial position, operations, performance, business strategy, returns, budgets, reserves, levels of production, costs and asset sales, statements regarding future commodity prices and statements regarding the plans and objectives of EOG’s management for future operations, are forward-looking statements. EOG typically uses words such as “expect,” “anticipate,” “estimate,” “project,” “strategy,” “intend,” “plan,” “target,” “aims,” “goal,” “may,” “will,” “should” and “believe” or the negative of those terms or other variations or comparable terminology to identify its forward-looking statements. In particular, statements, express or implied, concerning EOG’s future operating results and returns or EOG’s ability to replace or increase reserves, increase production, reduce or otherwise control operating and capital costs, generate income or cash flows, pay down indebtedness or pay and/or increase dividends are forward-looking statements. Forward-looking statements are not guarantees of performance. Although EOG believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, EOG’s forward-looking statements may be affected by known, unknown or currently unforeseen risks, events or circumstances that may be outside EOG’s control. Important factors that could cause EOG’s actual results to differ materially from the expectations reflected in EOG’s forward-looking statements include, among others:

•	the timing, extent and duration of changes in prices for, supplies of, and demand for, crude oil and condensate, natural gas liquids, natural gas and related commodities;

•	the extent to which EOG is successful in its efforts to acquire or discover additional reserves;

•

the extent to which EOG is successful in its efforts to economically develop its acreage in, produce reserves and achieve anticipated production levels from, and maximize reserve recovery from, its existing and future crude oil and natural gas exploration and development projects;

•	the extent to which EOG is successful in its efforts to market its crude oil and condensate, natural gas liquids, natural gas and related commodity production;

•	the availability, proximity and capacity of, and costs associated with, appropriate gathering, processing, compression, transportation and refining facilities;

•

the availability, cost, terms and timing of issuance or execution of, and competition for, mineral licenses and leases and governmental and other permits and rights-of-way, and EOG’s ability to retain mineral licenses and leases;

•

the impact of, and changes in, government policies, laws and regulations, including tax laws and regulations; environmental, health and safety laws and regulations relating to air emissions, disposal of produced water, drilling fluids and other wastes, hydraulic fracturing and access to and use of water; laws and regulations imposing conditions or restrictions on drilling and completion operations and on the transportation of crude oil and natural gas; laws and regulations with respect to derivatives and hedging activities; and laws and regulations with respect to the import and export of crude oil, natural gas and related commodities;

•

EOG’s ability to effectively integrate acquired crude oil and natural gas properties into its operations, fully identify existing and potential problems with respect to such properties and accurately estimate reserves, production and costs with respect to such properties;

•	the extent to which EOG’s third-party-operated crude oil and natural gas properties are operated successfully and economically;

•	competition in the oil and gas exploration and production industry for the acquisition of licenses, leases and properties, employees and other personnel, facilities, equipment, materials and services;

•	the availability and cost of employees and other personnel, facilities, equipment, materials (such as water) and services;

•	the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise;

•

weather, including its impact on crude oil and natural gas demand, and weather-related delays in drilling and in the installation and operation (by EOG or third parties) of production, gathering, processing, refining, compression and transportation facilities;

•

the ability of EOG’s customers and other contractual counterparties to satisfy their obligations to EOG and, related thereto, to access the credit and capital markets to obtain financing needed to satisfy their obligations to EOG;

•

EOG’s ability to access the commercial paper market and other credit and capital markets to obtain financing on terms it deems acceptable, if at all, and to otherwise satisfy its capital expenditure requirements;

•	the extent to which EOG is successful in its completion of planned asset dispositions;

•	the extent and effect of any hedging activities engaged in by EOG;

•

the timing and extent of changes in foreign currency exchange rates, interest rates, inflation rates, global and domestic financial market conditions and global and domestic general economic conditions;

•	political conditions and developments around the world (such as political instability and armed conflict), including in the areas in which EOG operates;

•	the use of competing energy sources and the development of alternative energy sources;

•	the extent to which EOG incurs uninsured losses and liabilities or losses and liabilities in excess of its insurance coverage;

•	acts of war and terrorism and responses to these acts;

•	physical, electronic and cyber security breaches; and

•

the other factors described under ITEM 1A, Risk Factors, on pages 14 through 23 of EOG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and any updates to those factors set forth in EOG’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

In light of these risks, uncertainties and assumptions, the events anticipated by EOG’s forward-looking statements may not occur, and, if any of such events do, we may not have anticipated the timing of their occurrence or the duration and extent of their impact on our actual results. Accordingly, you should not place any undue reliance on any of EOG’s forward-looking statements. EOG’s forward-looking statements speak only as of the date made, and EOG undertakes no obligation, other than as required by applicable law, to update or revise its forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to apply any net proceeds that we receive from the sale of securities under this prospectus to our general funds to be used for working capital and general corporate purposes, including in certain circumstances to retire outstanding indebtedness. Pending any specific application, we may initially invest any net proceeds that we receive from the sale of securities under this prospectus in short-term marketable securities.

DESCRIPTION OF DEBT SECURITIES

The following description highlights the general terms and provisions of the debt securities that we may offer under this prospectus and the related trust indentures. When debt securities are offered, which we call the “Offered Debt Securities,” the applicable prospectus supplement will explain the particular terms of such Offered Debt Securities and the extent to which these general provisions may apply. If there are any differences between the prospectus supplement and this prospectus, the prospectus supplement will control. Thus, some statements we make in this section may vary from the Offered Debt Security described in the applicable prospectus supplement.

We will issue any senior Offered Debt Securities under an indenture between EOG and Wells Fargo Bank, National Association, as trustee, dated as of May 18, 2009. We will issue any subordinated Offered Debt Securities under a subordinated indenture to be executed in the future by us and Wells Fargo Bank, National Association, as trustee. The senior indenture and the subordinated indenture are together referred to in this section as the “indentures.” Unless otherwise indicated, when used herein the term “Offered Debt Securities” will refer to senior Offered Debt Securities and subordinated Offered Debt Securities, collectively. The senior indenture is, and the subordinated indenture and the Offered Debt Securities will be, governed by Texas law. Wells Fargo Bank, National Association or any successor, in its capacity as trustee under either or both of the indentures, is referred to as the “trustee” for purposes of this section. The senior indenture and form of subordinated indenture are filed as exhibits to the registration statement of which this prospectus is a part. The following statements are summaries of certain of the provisions contained in the indentures and do not purport to be complete statements of all the terms and provisions of the indentures. We encourage you to refer to the indentures for full and complete statements of such terms and provisions, including the definitions of certain terms used in this prospectus, because those provisions and not these summaries define your rights as a holder of the Offered Debt Securities. We have italicized numbers in the following discussion to refer to section numbers of the indentures so that you can more easily locate these provisions.

When we refer to “EOG,” “we,” “us” or “our” in this section, we mean only EOG Resources, Inc. and not its subsidiaries.

General

We may issue senior Offered Debt Securities or subordinated Offered Debt Securities. The Offered Debt Securities will not be secured by any of our properties or assets. Thus, by owning an Offered Debt Security, you are one of our unsecured creditors. The indentures do not limit the aggregate principal amount of unsecured debentures, notes or other evidences of indebtedness that we may issue under each indenture from time to time in one or more series. We may in the future issue Offered Debt Securities in addition to any particular series of previously issued Offered Debt Securities. The terms of any series of Offered Debt Securities that are listed below, among other things, will be contained in the prospectus supplement relating to such series of Offered Debt Securities:

•	the title of the Offered Debt Securities;

•	any limit on the aggregate principal amount of the Offered Debt Securities;

•	the person or entity to whom any interest on the Offered Debt Securities is payable;

•	the date or dates on which the principal of, and any premium on, the Offered Debt Securities is payable;

•

the rate or rates, which may be fixed or variable, or the method by which such rate or rates shall be determined, at which the Offered Debt Securities shall bear interest, if any, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the interest payment dates on which any such interest shall be payable and the regular record date for any interest payable on any interest payment date;

•	the place or places where the principal of, and premium, if any, and interest on, Offered Debt Securities shall be payable;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Debt Securities may be redeemed, in whole or in part, at our option, if we have that option;

•

our obligation, if any, and our option, if any, to redeem, purchase or repay the Offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, the Offered Debt Securities shall be redeemed, purchased or repaid in whole or in part, pursuant to such obligation or option;

•

whether the Offered Debt Securities are to be issued upon original issuance in whole or in part in the form of one or more global securities and, if so, the identity of the depository for such global securities;

•	any trustees, paying agents, transfer agents or registrars with respect to the Offered Debt Securities; and

•	any other term of the Offered Debt Securities not inconsistent with the provisions of the applicable indenture. (Section 301.)

We will maintain in each place that we specify for payment of any series of Offered Debt Securities an office or agency where Offered Debt Securities of that series may be presented or surrendered for payment, where Offered Debt Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or on us in respect of the Offered Debt Securities of that series and the applicable indenture may be served. (Section 1002.)

Unless otherwise indicated in the prospectus supplement relating to the Offered Debt Securities, the Offered Debt Securities will be issued only in fully registered form, without coupons, in denominations of $2,000 or any integral multiple of $1,000. (Section 302.) No service charge will be made for any registration of transfer or exchange of any Offered Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto, other than with respect to certain exchanges not involving any transfer. (Section 305.)

Offered Debt Securities may be issued under each indenture as original issue discount securities to be offered and sold at a substantial discount below their principal amount. Material U.S. federal income tax, accounting and other considerations applicable to any such original issue discount securities will be described in any prospectus supplement relating to such Offered Debt Securities. “Original issue discount securities” means any Offered Debt Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of maturity during the existence and continuation of an event of default. (Section 101.)

Unless otherwise indicated in the prospectus supplement relating to the Offered Debt Securities, the covenants contained in the indentures and the Offered Debt Securities would not necessarily afford holders of the Offered Debt Securities protection in the event of a decline in our credit quality, change of control, recapitalization, or a highly leveraged or other transaction involving us that may adversely affect holders thereof.

Global Offered Debt Securities

If any Offered Debt Securities are issuable in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any such global Offered Debt Security may exchange such interests for Offered Debt Securities registered to any

Person other than the depository of the same series and of like tenor and aggregate principal amount in any authorized form and denomination. (Section 305.) Principal of, and premium, if any, and interest on, an Offered Debt Security will be payable in the manner described in the applicable prospectus supplement.

Series of Offered Debt Securities

We may issue many distinct Offered Debt Securities or series of Offered Debt Securities under either indenture as we wish. This section summarizes terms of the securities that apply generally to all Offered Debt Securities and series of Offered Debt Securities. The provisions of each indenture allow us not only to issue Offered Debt Securities with terms different from those of Offered Debt Securities previously issued under that indenture, but also to “reopen” a previously issued series of Offered Debt Securities and issue additional Offered Debt Securities of that series. We may do this at any time without your consent and without notifying you.

Modification of the Indentures

With certain exceptions and under certain circumstances, each indenture provides that, with the consent of the holders of more than 50% in principal amount of all outstanding Offered Debt Securities (including, for purposes of this section only, other debt securities issued under the applicable indenture, but not pursuant to this prospectus) affected by such supplemental indenture voting as one class (such affected Offered Debt Securities are referred to in this prospectus as the “Indenture Securities”), we and the trustee may enter into a supplemental indenture for the purpose of adding to, changing or eliminating any of the provisions of the indenture or modifying in any manner the rights of the holders of Indenture Securities. Notwithstanding the above, the consent of the holder of each outstanding Indenture Security will be required to:

(a) change the stated maturity of the principal of, or any installment of principal of or interest on, any Indenture Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of maturity during the existence and continuation of an event of default or the amount thereof provable in bankruptcy, or change any place of payment where, or the coin or currency in which, any Indenture Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date); or

(b) reduce the percentage in principal amount of the outstanding Indenture Securities of any series, the consent of whose holders is required for any supplemental indenture or for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences) provided for in the indenture; or

(c) with certain exceptions, modify any of the provisions of the sections of the indentures which concern waiver of past defaults, waiver of certain covenants or consent to supplemental indentures, except to increase the percentage of principal amount of Indenture Securities of any series, the holders of which are required to effect such waiver or consent or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each outstanding Indenture Security. Each indenture provides that a supplemental indenture which changes or eliminates any covenant or other provision of the indenture that has expressly been included solely for the benefit of one or more particular series of Indenture Securities, or which modifies the rights of the holders of Indenture Securities of such series with respect to such covenant or other provision shall be deemed not to affect the rights under the indenture of the holder of Indenture Securities of any other series. (Section 902.)

In addition, we and the trustee may amend the indentures without the consent of any holder of the Offered Debt Securities to make certain technical changes, such as:

(a) evidencing the succession of another person to us, and the assumption by that successor of our obligations under the applicable indenture and the Offered Debt Securities of any series;

(b) adding or changing provisions relating to a particular series of Offered Debt Securities for the benefit of the holders of such series;

(c) adding, changing or eliminating provisions relating to a particular series of Offered Debt Securities to be issued;

(d) securing the Offered Debt Securities;

(e) providing for a successor trustee; or

(f) curing ambiguities or correcting defects or inconsistencies. (Section 901.)

The holders of more than 50% in principal amount of the outstanding Offered Debt Securities (including, for purposes of this sentence only, other debt securities issued under the applicable indenture, but not pursuant to this prospectus) may waive compliance by us with certain covenants of the applicable indenture, including, with respect to the senior indenture, the restrictive covenant set forth in Section 1007 of the senior indenture. (Section 1009 of the senior indenture; Section 1007 of the subordinated indenture.)

Events of Default and Rights Upon Default

Under each indenture, the term “Event of Default” with respect to any series of Offered Debt Securities, means any one of the following events which shall have occurred and is continuing:

(a) default in the payment of any interest upon any Offered Debt Security of that series when such interest becomes due and payable or default in the payment of any mandatory sinking fund payment provided for by the terms of any series of Offered Debt Securities, and continuance of such default for a period of 30 days (whether or not such payment is prohibited by the terms of any subordinated Offered Debt Securities we may issue);

(b) default in the payment of the principal of (or premium, if any, on) any Offered Debt Security of that series at its maturity (whether or not such payment is prohibited by the terms of any subordinated Offered Debt Securities we may issue);

(c) default in the performance, or breach, of any of our covenants or warranties in the indenture (other than a covenant or warranty a default in whose performance or whose breach is otherwise specifically dealt with in Section 501 of the indenture or which has been expressly included in the indenture solely for the benefit of one or more series of Offered Debt Securities other than that series), and continuance of such default or breach for 60 days after we have been given by the trustee, or the holders of at least 25% in principal amount of all outstanding Offered Debt Securities (including, for purposes of this sentence only, other debt securities issued under the applicable indenture, but not pursuant to this prospectus) have given to us and the trustee, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the indenture;

(d) certain events involving us in bankruptcy, receivership or other insolvency proceedings or an assignment for the benefit of creditors; or

(e) any other event of default provided with respect to Offered Debt Securities of that series. (Section 501.)

The trustee shall not be charged with, or be deemed to have knowledge of, any default or Event of Default, except for an event of default specified in clause (a) or (b) in the foregoing paragraph, until an appropriate officer of the trustee has actual notice thereof or until appropriate written notice of any such event is received by the trustee at its corporate trust office. If an Event of Default described in clause (a), (b) or (e) in the foregoing paragraph has occurred and is continuing with respect to Offered Debt Securities of any series, each indenture provides that the trustee or the holders of not less than 25% in principal amount of the outstanding Offered Debt Securities of that series may declare the principal amount (or, if the Offered Debt Securities are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Offered Debt Securities of that series to be due and payable immediately, and upon any such declaration such principal amount (or specified portion thereof) shall become immediately due and payable. If an Event of Default described in clause (c) or (d) of the foregoing paragraph has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of all of the Offered Debt Securities issued under the applicable indenture (including, for purposes of this sentence only, other debt securities issued under the applicable indenture, but not pursuant to this prospectus) then outstanding may declare the principal amount (or, if the Offered Debt Securities are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Offered Debt Securities then outstanding to be due and payable immediately, and upon any such declaration such principal amount (or specified portion thereof) shall become immediately due and payable. (Section 502.)

A default under our other indebtedness is not necessarily an Event of Default under the indentures, and an Event of Default under one series of Offered Debt Securities will not necessarily be an Event of Default under another series of Offered Debt Securities issued under the indentures.

At any time after a declaration of acceleration with respect to Offered Debt Securities of any series (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding Offered Debt Securities of that series (or of all series, as the case may be) may rescind and annul such declaration and its consequences, if, subject to certain conditions, all Events of Default with respect to Offered Debt Securities of that series (or of all series, as the case may be), other than the non-payment of the principal of the Offered Debt Securities of that series (or of all series, as the case may be) due solely by such declaration of acceleration, have been cured or waived and all payments due (other than by such declaration of acceleration) have been paid or deposited with the trustee. (Section 502.) With certain exceptions, the holders of not less than a majority in principal amount of the outstanding Offered Debt Securities of any series, on behalf of the holders of all the Offered Debt Securities of such series, may waive any past default described in clause (a), (b) or (e) of the first paragraph of this heading “Events of Default and Rights Upon Default” (or, in the case of a default described in clause (c) or (d) of such paragraph, the holders of a majority in principal amount of all outstanding Offered Debt Securities (including other debt securities issued under the applicable indenture, but not pursuant to this prospectus) may waive any such past default), and its consequences, except a default (a) in respect of the payment of the principal of (or premium, if any) or interest on any Offered Debt Security, or (b) in respect of a covenant or provision of the indenture which, pursuant to the terms of the indenture, cannot be modified or amended without the consent of the holder of each outstanding Offered Debt Security of such series affected. (Section 513.)

The holders of not less than a majority in principal amount of the Offered Debt Securities of any series at the time outstanding are empowered under the terms of the indenture to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee relating to or arising under any past default described in clause (a), (b) or (e) of the first paragraph of this heading “Events of Default and Rights Upon Default.” Subject to certain limitations, the holders of not less than a majority in principal amount of all outstanding Offered Debt Securities (including other debt securities issued under the applicable indenture, but not pursuant to this prospectus) are empowered under the terms of the indenture to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee not relating to or arising under any past default described in clause (a), (b) or (e) of the first paragraph of this heading “Events of Default and Rights Upon Default.” (Section 512.)

Each indenture further provides that no holder of an Offered Debt Security of any series may enforce the indenture unless (a) such holder shall have given written notice to the trustee of a continuing Event of Default with respect to the Offered Debt Securities of that series, (b) the holders of not less than 25% in principal amount of the outstanding Offered Debt Securities of that series, in the case of any Event of Default described in clause (a), (b) or (e) of the first paragraph of this heading “Events of Default and Rights Upon Default” (or, in the case of a default described in clause (c) or (d) of such paragraph, the holders of not less than 25% in principal amount of all outstanding Offered Debt Securities (including other debt securities issued under the applicable indenture, but not pursuant to this prospectus)) shall have made written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee under the indenture, (c) such holder or holders have offered to the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, (d) the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding and (e) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the relevant holders thereof. However, this provision will not prevent a holder of any Offered Debt Security from enforcing the payment of the principal of and any premium, and interest on, such holder’s Offered Debt Security on the stated maturity date or maturities expressed in such Offered Debt Security (or, in the case of redemption, on the redemption date). (Sections 507 and 508.)

Each indenture requires that we deliver to the trustee, within 120 days after the end of each fiscal year, an officers’ certificate stating whether to the best knowledge of the signers thereof we are in default in the performance and observance of any of the terms, provisions and conditions of the indenture, and, if so, specifying each such default and the nature and status thereof of which such signers may have knowledge. (Section 1008.)

Discharge of Indenture

With certain exceptions, we may discharge our obligations under the indentures with respect to any series of Offered Debt Securities by:

(a) paying or causing to be paid the principal of (and premium, if any) and interest on all the Offered Debt Securities of such series outstanding, as and when the same shall become due and payable;

(b) delivering to the trustee for cancellation all outstanding Offered Debt Securities of such series (other than with respect to certain Offered Debt Securities which have been apparently destroyed, lost or stolen and which have been replaced or paid as provided pursuant to the terms of the indenture); or

(c) entering into an agreement with the trustee in form and substance satisfactory to us and the trustee providing for the creation of an escrow fund and irrevocably depositing or causing to be deposited in trust with the trustee, as escrow agent of such fund, sufficient funds in cash and/or Eligible Obligations and/or certain U.S. government obligations, maturing as to principal and interest in such amounts and at such times, as will be sufficient without consideration of any reinvestment of such interest, and as further expressed in the opinion of a nationally recognized firm of independent public accountants in a written certification thereof delivered to the trustee, to pay at the stated maturity or redemption date all such Offered Debt Securities of such series not previously delivered to the trustee for cancellation, including principal (and premium, if any) and interest to the stated maturity or redemption date. (Section 401.)

Each indenture defines “Eligible Obligations” to mean interest bearing obligations as a result of the deposit of which the Offered Debt Securities are rated in the highest generic long-term debt rating category assigned to legally defeased debt by one or more nationally recognized rating agencies. (Section 101.)

For U.S. federal income tax purposes, there is a substantial risk that a legal defeasance of a series of Offered Debt Securities by the deposit of cash or such Eligible Obligations or U.S. government obligations in a trust would be characterized by the Internal Revenue Service or a court as a taxable exchange by the holders of the Offered Debt Securities of that series for either:

(a) an issue of obligations of the defeasance trust; or

(b) a direct interest in the cash and/or such Eligible Obligations and/or such U.S. government obligations held in the defeasance trust.

If the defeasance were so characterized, then a holder of an Offered Debt Security of the series defeased would be:

(a) required to recognize gain or loss (which would be capital gain or loss if the Offered Debt Securities were held as a capital asset) at the time of the defeasance as if the Offered Debt Security had been sold at such time for an amount equal to the amount of cash and the fair market value of such Eligible Obligations and/or such U.S. government obligations held in the defeasance trust;

(b) required to include in income in each taxable year the interest and any original issue discount or gain or loss attributable to either such defeasance trust obligations or such securities, as the case may be; and

(c) subject to the market discount provisions of the Internal Revenue Code of 1986, as amended, as they may pertain to such defeasance trust obligations or such securities.

As a result, a holder of an Offered Debt Security may be required to pay taxes on any such gain or income even though such holder may not have received any cash. Prospective investors are urged to consult their own tax advisors as to the tax consequences of an actual or legal defeasance, including the applicability and effect of tax laws other than U.S. federal income tax law.

Concerning the Trustee

The indentures provide that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the applicable indenture. The trustee under each indenture has two main roles:

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First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we summarize under the heading “Events of Default and Rights Upon Default.”

•	Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

The trustee may from time to time also act as a depository of funds for, make loans to, and perform other services for, us in the normal course of business. The address of the trustee under the senior indenture and under the subordinated indenture is 1445 Ross Avenue, Suite 4300, Dallas, Texas 75202-2812.

The Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act,” provides that if an Event of Default occurs (and is not cured), the trustee will be required, in the exercise of its power, to use the degree of care and skill that a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers vested in it by the indenture at the request or direction of any holder of securities issued under the indenture, unless such holder shall have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. (Section 603.) The trustee may resign at any time with respect to the Offered Debt Securities of one or more series, or may be removed by the holders of a majority in principal amount of the outstanding Offered Debt Securities of such series or, under certain circumstances, by us. If the trustee resigns, is removed or becomes incapable of acting as trustee or if a vacancy occurs in the office of the trustee for any cause, a successor trustee shall be appointed in accordance with the provisions of the indenture. (Section 610.)

If the trustee shall have or acquire any “conflicting interest” within the meaning of the Trust Indenture Act, the trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the indenture. (Section 608.) The Trust Indenture Act also contains certain limitations on the right of the trustee, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received by it in respect of such claims, as security or otherwise. (Section 613.)

Limitations on Liens

Subject to certain limitations described below, the senior indenture provides that so long as any of the senior Offered Debt Securities issued under such indenture are outstanding, we will not, and will not permit any of our subsidiaries to, create or suffer to exist, except in favor of us or any of our subsidiaries, any lien on any principal property at any time owned by it, to secure any of our or any of our subsidiaries’ funded debt, unless effective provision is made whereby outstanding senior Offered Debt Securities will be equally and ratably secured with any and all such funded debt and with any other indebtedness similarly entitled to be equally and ratably secured. This restriction does not apply to prevent the creation or existence of any (1) acquisition lien or permitted encumbrance; or (2) lien created or assumed by us or any of our subsidiaries in connection with the issuance of Offered Debt Securities the interest on which is excludable from gross income of the holder of such Offered Debt Security pursuant to the Internal Revenue Code of 1986, as amended, for the purpose of financing, in whole or in part, the acquisition or construction of property or assets to be used by us or any of our subsidiaries. In case we or any of our subsidiaries propose to create or permit to exist a lien on any principal property at any time owned by it to secure any funded debt, other than funded debt permitted to be secured under clauses (1) or (2) above, we will give prior written notice thereof to the trustee. We also will, or will cause our subsidiary to, prior to or simultaneously with such creation or permission to exist, by supplemental indenture executed to the trustee (or to the extent legally necessary to another trustee or additional or separate trustee), in form satisfactory to the trustee, effectively secure all the senior Offered Debt Securities equally and ratably with such funded debt and any other indebtedness entitled to be equally and ratably secured.

Notwithstanding the above, we or any of our subsidiaries may issue, assume or guarantee funded debt secured by a lien which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other funded debt of ours or any of our subsidiaries secured by a lien which, if originally issued, assumed or guaranteed at such time, would otherwise be subject to the foregoing restrictions, not including funded debt permitted to be secured under clauses (1) or (2) above, does not at the time exceed 10% of our consolidated net tangible assets, as shown on our audited consolidated financial statements of as of the end of the fiscal year preceding the date of determination. (Section 1007 of the senior indenture.)

The term “subsidiary” is defined to mean a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more other subsidiaries, or by us and one or more other subsidiaries. (Section 101.)

The term “principal property” is defined to mean any property interest in oil and gas reserves located in the United States or offshore the United States and owned by us or any of our subsidiaries and which is capable of producing crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances in paying quantities, the net book value of which property interest or interests exceeds 2% of consolidated net tangible assets, except any such property interest or interests that in the opinion of our board of directors is not of material importance to the total business conducted by us and our subsidiaries as a whole. Without limitation, the term “principal property” does not include:

(1) accounts receivable and other obligations of any obligor under a contract for the sale, exploration, production, drilling, development, processing or transportation of crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances by us or any of our subsidiaries, and all of our and our subsidiaries’ related rights, and all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character supporting or securing payment of such receivables or obligations; or

(2) the production or any proceeds from production of crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances. (Section 101 of the senior indenture.)

The term “indebtedness,” as applied to us or any of our subsidiaries, is defined to mean bonds, debentures, notes and other instruments representing obligations created or assumed by any such corporation for the repayment of money borrowed (other than unamortized debt discount or premium). All indebtedness secured by a lien upon property owned by us or any of our subsidiaries and upon which indebtedness any such corporation customarily pays interest, although any such corporation has not assumed or become liable for the payment of such indebtedness, is for all purposes of the indenture deemed to be indebtedness of any such corporation. All indebtedness for money borrowed incurred by other persons which is directly guaranteed as to payment of principal by us or any of our subsidiaries is for all purposes of the indenture also deemed to be indebtedness of any such corporation, but no other contingent obligation of any such corporation in respect of indebtedness incurred by other persons is for any purpose of the indenture deemed indebtedness of such corporation. Indebtedness does not include:

(1) any amount representing capitalized lease obligations;

(2) indirect guarantees or other contingent obligations in connection with the indebtedness of others, including agreements, contingent or otherwise, with such persons or with third persons with respect to, or to permit or ensure the payment of, obligations of such other persons, including, without limitation, agreements to purchase or repurchase obligations of such other persons, agreements to advance or supply funds to or to invest in such other persons, or agreements to pay for property, products or services of such other persons, whether or not conferred, delivered or rendered, and any demand charge, throughput, take-or-pay, keep-well, make-whole, cash deficiency, maintenance of working capital or earnings or similar agreements; and

(3) any guarantees with respect to lease or other similar periodic payments to be made by other persons. (Section 101.)

The term “funded debt” as applied to us or any of our subsidiaries is defined to mean all indebtedness incurred, created, assumed or guaranteed by us or any of our subsidiaries, or upon which such corporation customarily pays interest charges, which matures, or is renewable by us or any of our subsidiaries to a date, more than one year after the date as of which funded debt is being determined. (Section 101 of the senior indenture.)

The term “lien” is defined to mean any mortgage, pledge, lien, security interest or similar charge or encumbrance. (Section 101.)

The term “acquisition lien” is defined to mean any:

(1) lien on any property acquired before or after the date of the senior indenture, created at the time of acquisition or within one year thereafter to secure all or a portion of the purchase price thereof, or existing thereon at the date of acquisition, whether or not assumed by us or any of our subsidiaries, provided that any such lien applies only to the property so acquired and fixed improvements thereon;

(2) lien on any property acquired before or after the date of the indenture by any corporation that is or becomes our subsidiary after the date of the senior indenture, referred to in this prospectus as an “Acquired Entity,” provided that any such lien:

(A) shall either (i) exist prior to the time the Acquired Entity becomes our subsidiary or (ii) be created at the time the Acquired Entity becomes our subsidiary or within one year thereafter to secure all or a portion of the acquisition price thereof; and

(B) shall only apply to those properties owned by the Acquired Entity at the time it becomes our subsidiary or thereafter acquired by it from sources other than us or any other of our subsidiaries; and

(3) any extension, renewal or refunding, in whole or in part, of any lien permitted by the immediately preceding clause (1) or (2) above, if limited to the same property or any portion thereof subject to, and securing not more than the amount secured by, the lien extended, renewed or refunded. (Section 101 of the senior indenture.)

The term “permitted encumbrance” is defined to mean any:

(1) lien reserved in any oil, gas or other mineral lease for rent, royalty or delay rental under such lease and for compliance with the terms of such lease;

(2) lien for any judgments or attachments in an aggregate amount not in excess of $10,000,000, or for any judgment or attachment the execution or enforcement of which has been stayed or which has been appealed and secured, if necessary, by the filing of an appeal bond;

(3) sale or other transfer of crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances in place, or the future production thereof, for a period of time until, or in an amount such that, the transferee will realize therefrom a specified amount, however determined, of money or a specified amount of such crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances or any sale or other transfer of any other interest in property of the character commonly referred to as a “production payment,” “overriding royalty,” “net profits interest,” “royalty” or similar burden on any oil and gas property or mineral interest owned by us or any of our subsidiaries;

(4) lien consisting of or reserved in any (A) grant or conveyance in the nature of a farm-out or conditional assignment to us or any of our subsidiaries entered into in the ordinary course of business to secure any undertaking of ours or any of our subsidiaries in such grant or conveyance, (B) interest of an assignee in any proved undeveloped lease or proved undeveloped portion of any producing property transferred to such assignee for the purpose of the development of such lease or property, (C) unitization or pooling agreement or declaration, (D) contract for the sale, purchase, exchange or processing of production, or (E) operating agreement, area of mutual interest agreement or other agreement which is customary in the oil and gas business and which agreement does not materially detract from the value, or materially impair the use of, the properties affected thereby;

(5) lien arising out of any forward contract, futures contract, swap agreement or other commodities contract entered into by us or any of our subsidiaries;

(6) lien on any oil and gas property of ours or any of our subsidiaries thereof, or on production therefrom, to secure any liability of ours or such subsidiary for all or part of the development cost for such property under any joint operating, drilling or similar agreement for exploration, drilling or development of such property, or any renewal or extension of such lien; or

(7) certain other liens as described in the senior indenture. (Section 101 of the senior indenture.)

Ranking

Generally

Neither indenture requires our subsidiaries to guarantee the Offered Debt Securities. As a result, holders of Offered Debt Securities generally will have a junior position to claims of all creditors and holders of any preferred stock of our subsidiaries.

Senior Offered Debt Securities

Unless otherwise indicated in the applicable prospectus supplement, our obligation to pay the principal of, and premium, if any, and interest on, the senior Offered Debt Securities will be unsecured and will rank equally with all of our other unsecured unsubordinated indebtedness.

Subordinated Offered Debt Securities

Subordinated Offered Debt Securities will be subordinate in right of payment, to the extent and in the manner set forth in the subordinated indenture, related supplemental indenture and the prospectus supplement relating to such series, to the prior payment of all of our indebtedness that is designated as “Senior Indebtedness” with respect to the series. (Section 101 of the subordinated indenture.) We define “Senior Indebtedness” generally as all of our indebtedness, including guarantees, unless it is provided in the terms of the instrument evidencing such indebtedness that such indebtedness is not superior in right of payment to the subordinated Offered Debt Securities or to other indebtedness that is pari passu with or subordinated to the subordinated Offered Debt Securities. The subordinated indenture will provide that no payment of principal of, and premium, if any, and interest on, the subordinated Offered Debt Securities may be made in the event:

•	we fail to pay the principal of, and premium, if any, and interest or any other amounts on, any Senior Indebtedness when due; or

•

any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash. (Section 1403 of the subordinated indenture.)

The subordinated indenture will not limit the amount of Senior Indebtedness that we may incur.

No Personal Liability of Directors, Officers or Stockholders

Our directors, officers and stockholders will not have any liability for our obligations under the indentures or the Offered Debt Securities. Each holder of Offered Debt Securities, by accepting an Offered Debt Security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Offered Debt Securities. (Section 1301.)

DESCRIPTION OF CAPITAL STOCK

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of:

•	1,280,000,000 shares of common stock, $0.01 par value per share, which we refer to in this prospectus as “common stock;” and

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10,000,000 shares of preferred stock, $0.01 par value per share, which we refer to in this prospectus as “preferred stock,” 3,000,000 shares of which have been designated as “Series E Junior Participating Preferred Stock” (which we refer to in this prospectus as the “Series E preferred stock”), with a liquidation preference of $1.00 per share or an amount equal to the payment made on one share of our common stock, whichever is greater.

As of November 30, 2018, there were 579,918,824 shares of our common stock and no shares of our preferred stock outstanding. The following summary description of our common stock is qualified in its entirety by reference to our Restated Certificate of Incorporation, as amended. Copies of our Restated Certificate of Incorporation and the amendments thereto and our Bylaws are filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

Our common stock possesses ordinary voting rights for the election of directors and in respect of other corporate matters, each share being entitled to one vote. The common stock has no cumulative voting rights, meaning that the holders of a majority of the shares cast for the election of directors can elect all the directors if they choose to do so. The common stock carries no preemptive rights and is not convertible, redeemable, assessable or entitled to the benefits of any sinking fund. The holders of common stock are entitled to dividends in such amounts and at such times as may be declared by our board of directors out of legally available funds.

Upon our liquidation or dissolution, the holders of our common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment of any corporate debts and liquidation and any liquidation preference established for the preferred stock. All outstanding shares of common stock are, and upon issuance against full payment of the purchase price therefor, shares of common stock offered hereby will be, duly authorized, validly issued, fully paid and non-assessable.

The transfer agent and registrar of the common stock is Computershare Trust Company, N.A., Louisville, Kentucky.

Preferred Stock

Under our Restated Certificate of Incorporation, as amended, our board of directors may provide for the issuance of up to 10,000,000 shares of preferred stock in one or more series. We currently have one authorized series of preferred stock: the Series E preferred stock. In February 2000, our board of directors, in connection with a rights agreement, authorized 1,500,000 shares of the Series E preferred stock, with a liquidation preference of $1.00 per share or an amount equal to the payment made on one share of our common stock, whichever is greater. In March 2005, our board of directors increased the authorized shares of the Series E preferred stock to 3,000,000 in connection with the two-for-one stock split of the common stock effected in March 2005. The rights agreement and the related preferred share purchase rights expired on February 24, 2010. As of November 30, 2018, there were no shares of the Series E preferred stock outstanding.

The rights, preferences, privileges and restrictions, including liquidation preferences, of the preferred stock of each additional series will be fixed or designated by our board of directors pursuant to a certificate of designations without any further vote or action by our stockholders. In addition to this summary, you should refer to the certificate of designations relating to the specific series of preferred stock being offered for the complete terms of such preferred stock. That certificate of designations will be filed with the SEC in connection with the offering of the specific series of preferred stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of EOG. Upon issuance against full payment of the purchase price therefor, shares of preferred stock offered hereby will be fully paid and nonassessable.

The specific terms of a particular series of preferred stock offered by this prospectus will be described in a prospectus supplement relating to such series and will include the following:

•	the maximum number of shares to constitute the series and the distinctive designation of the series;

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the annual dividend rate, if any, on shares of the series, whether such rate is fixed or variable or both, the date or dates from which dividends will begin to accrue or accumulate and whether dividends will be cumulative;

•

whether the shares of the series will be redeemable and, if so, the price at, and the terms and conditions on, which the shares of the series may be redeemed, including the time during which shares of the series may be redeemed and any accumulated dividends thereon that the holders of shares of the series shall be entitled to receive upon the redemption thereof;

•	the liquidation preference, if any, applicable to shares of the series;

•

whether the shares of the series will be subject to operation of a retirement or sinking fund and, if so, the extent and manner in which any such fund shall be applied to the purchase or redemption of the shares of the series for retirement or for other corporate purposes, and the terms and provisions relating to the operation of such fund;

•

the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock of ours or any series of any other class or classes, or of any other series of the same class, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjustment of the same;

•	the voting rights, if any, of the shares of the series; and

•	any other preferences and relative, participating, optional or other special rights or qualifications, limitations or restrictions thereof.

Limitation on Directors’ Liability

Delaware corporation law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors’ fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by such laws, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables corporations to limit available relief to equitable remedies such as injunction or rescission. Our Restated Certificate of Incorporation, as amended, limits the liabilities of our directors to us or our stockholders, in their capacity as directors but not in their capacity as officers, to the fullest extent permitted by Delaware law. Specifically, our directors will not be personally liable for monetary damages for breach of a director’s fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or to our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the General Corporation Law of the State of Delaware; or

•	for any transaction from which the director derived an improper personal benefit.

This provision in our Restated Certificate of Incorporation, as amended, may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Anti-Takeover Provisions

Certain provisions in our organizational documents could delay or prevent an unsolicited change in control of us, including the authority of our board of directors to issue preferred stock discussed above and advance notice provisions for director nominations or business to be considered at a stockholders meeting. In addition, Delaware law imposes certain restrictions on mergers and other business combinations between us and any holder of 15% or more of our outstanding common stock.

DESCRIPTION OF COMMON STOCK PURCHASE CONTRACTS AND UNITS

We may issue common stock purchase contracts, representing contracts entitling or obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock may be fixed at the time the contracts are issued or may be determined by reference to a specific formula set forth in the contracts. The common stock purchase contracts may be issued separately or as a part of units, which are referred to in this prospectus as “common stock purchase units,” consisting of a common stock purchase contract and, as security for the holder’s obligations to purchase the common stock under the contracts, any of the following:

•	our senior debt securities or subordinated debt securities;

•	our preferred stock;

•	any other security registered under this registration statement as described in the applicable prospectus supplement; or

•	any combination of the foregoing.

The common stock purchase contracts may require us to make periodic payments to the holders of the common stock purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. The common stock purchase contracts may require holders to secure their obligations thereunder in a specified manner, and in some circumstances we may deliver newly issued prepaid common stock purchase contracts, which are referred to as “prepaid securities,” upon release to a holder of any collateral securing such holder’s obligations under the original contract.

The applicable prospectus supplement will describe the terms of any common stock purchase contracts or units and, if applicable, prepaid securities. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such contracts or units and, if applicable, the prepaid securities and the document pursuant to which such prepaid securities will be issued. Such contracts and documents will be filed with the SEC in connection with the offering of the specific common stock purchase contracts or units.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our senior debt securities, subordinated debt securities, common stock or preferred stock. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. In addition to this summary, you should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. That warrant agreement, together with the terms of warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the terms of any series of warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•

the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants that may be exercised at any one time;

•	the anti-dilution provisions of such warrants;

•	the redemption or call provisions of such warrants;

•	provisions regarding changes to, or adjustments in, the exercise price;

•	the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	a discussion of any material U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Until they exercise their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon exercise, and will not be entitled to:

•	receive payments of principal of, and premium, if any, and interest, if any, on, any debt securities purchasable upon exercise;

•	receive dividend payments, if any, with respect to any underlying securities; or

•	exercise the voting rights of any common stock or preferred stock purchasable upon exercise.

DESCRIPTION OF DEPOSITARY SHARES

The following description, together with any applicable prospectus supplement, summarizes all the material terms and provisions of the depositary shares that we may offer under this prospectus and the related deposit agreements and depositary receipts. Specific deposit agreements and depositary receipts will contain additional important terms and provisions. The forms of the applicable deposit agreement and depositary receipt will be filed with the SEC in connection with the offering of the specific depositary shares.

This summary of depositary agreements, depositary shares and depositary receipts relates to terms and conditions applicable to these types of securities generally. The particular terms of any series of depositary shares will be summarized in the applicable prospectus supplement. If indicated in the applicable prospectus supplement, the terms of any series may differ from the terms summarized below.

General

We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If so, we will issue “depositary receipts” for these “depositary shares.” Each depositary share will represent a fraction of a share of a particular series of preferred stock. Each holder of a depositary share will be entitled, in proportion to the fraction of preferred stock represented by that depositary share, to all the rights, preferences and privileges of the preferred stock, including dividend, voting, redemption, conversion and liquidation rights, if any, and all the limitations of the preferred stock. We will enter into a deposit agreement with a depositary, which will be named in the applicable prospectus supplement.

In order to issue depositary shares, we will issue shares of preferred stock and immediately deposit such shares with the depositary. The depositary will then issue and deliver depositary receipts to the persons who purchase depositary shares. Each whole depositary share issued by the depositary may represent a fraction of a share of preferred stock held by the depositary. The depositary will issue depositary receipts in a form that reflects whole depositary shares, and each depositary receipt may evidence any number of whole depositary shares.

Pending the preparation of definitive engraved depositary receipts, if any, a depositary may, upon our written order, issue temporary depositary receipts, which will temporarily entitle the holders to all the rights pertaining to the definitive depositary receipts. We will bear the costs and expenses of promptly preparing definitive depositary receipts and of exchanging the temporary depositary receipts for such definitive depositary receipts.

Dividends and Other Distributions

The depositary will distribute all cash and non-cash distributions it receives with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares they hold, subject to any obligations of the record holders to file proofs, certificates and other information and to pay any taxes or other governmental charges. In the case of any non-cash distribution, we may determine that the distribution cannot be made proportionately or the depositary may determine that it may not be feasible to make the distribution. If so, the depositary may, with our approval, adopt a method it deems equitable and practicable to effect the distribution, including the sale, public or private, of the securities or other non-cash property it receives in the distribution at a place and on terms it deems proper. The amounts distributed by the depositary will be reduced by any amount required to be withheld by us or the depositary on account of taxes.

Redemption of Depositary Shares

If the shares of preferred stock that underlie the depositary shares are redeemable and we redeem the preferred stock, the depositary will redeem the depositary shares from the proceeds it receives from the redemption of the preferred stock it holds. The depositary will redeem the number of depositary shares that represent the amount of underlying preferred stock that we have redeemed. The redemption price for depositary shares will be in proportion to the redemption price per share that we paid for the underlying preferred stock. If we redeem less than all of the underlying preferred stock, the depositary will select which depositary shares to redeem by lot, or some substantially equivalent method.

After a redemption date is fixed, the depositary shares to be redeemed no longer will be considered outstanding. The rights of the holders of such depositary shares will cease, except for the right to receive money or other property upon redemption. In order to redeem their depositary shares, holders must surrender their depositary receipts to the depositary.

Voting the Preferred Stock

When the depositary receives notice about any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of depositary shares related to such preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary on how to vote the shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, to the extent practicable, to vote the preferred stock represented by the depositary shares in accordance with these instructions. If the depositary does not receive instructions from the holders of the depositary shares, the depositary will abstain from voting the preferred stock that underlies those depositary shares.

Withdrawal of Preferred Stock

If a holder of depositary receipts surrenders those depositary receipts at the corporate office (as designated in the deposit agreement) of the depositary, or any other office as the depositary may designate, and pays any taxes, charges or fees, that holder is entitled to delivery at the corporate office of certificates evidencing the number of shares of preferred stock, but only in whole shares, and any money and other property represented by those depositary receipts. If the depositary receipts delivered evidence a number of depositary shares in excess of the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing that excess number of depositary shares.

Amendment and Termination of the Deposit Agreement

We and the depositary can agree, at any time, to amend the form of depositary receipt and any provisions of the deposit agreement. If, however, an amendment has a material adverse effect on the rights of the holders of related depositary shares, the holders of at least a majority of the depositary shares then outstanding must first approve the amendment. Every holder of a depositary receipt at the time an amendment becomes effective will be bound by the amended deposit agreement. Subject to any conditions in the deposit agreement or applicable law, no amendment, however, can impair the right of any holder of a depositary share to receive shares of the related preferred stock, or any money or other property represented by the depositary shares, when they surrender their depositary receipts.

Unless otherwise specified in the applicable prospectus supplement, the deposit agreement may be terminated by us or by the depositary if there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of EOG and that distribution has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and the government charges that relate solely to the depositary arrangements. We will also pay the charges of each depositary, including charges in connection with the initial deposit of the related series of preferred stock, the initial issuance of the depositary shares, and all withdrawals of shares of the related series of preferred stock. Holders of depositary shares, however, will be required to pay transfer and other taxes and government charges, as provided in the deposit agreement.

Resignation and Removal of Depositary

The depositary may submit notice of resignation at any time or we may remove the depositary at any time. However, no resignation or removal will take effect until we appoint a successor depositary, which must occur within 60 days after delivery of the notice of resignation or removal.

Miscellaneous

If we are required to furnish any information to the holders of the preferred stock underlying any depositary shares, the depositary, as the holder of the underlying preferred stock, will forward to the holders of depositary shares any report or information it receives from us.

Neither the depositary nor we will be liable if its ability to perform its obligations under the deposit agreement is prevented or delayed by law or any circumstance beyond its control. We and the depositary will be obligated to use our best judgment and to act in good faith in performing our respective duties under the deposit agreement. We and the depositary will be liable only for gross negligence and willful misconduct in performing our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to appear in, prosecute or defend any legal proceeding with respect to any depositary receipts, depositary shares or preferred stock unless we receive what we, in our sole discretion, determine to be a satisfactory indemnity from one or more holders of the depositary shares. We and the depositary will evaluate any proposed indemnity in order to determine whether the financial protection afforded by the indemnity is sufficient to reduce each party’s risk to a satisfactory and customary level. We and the depositary may rely on the advice of legal counsel or accountants of our choice. We and the depositary may also rely on information provided by persons we believe, in good faith, to be competent, and on documents we believe, in good faith, to be genuine.

The applicable prospectus supplement will identify the depositary’s corporate trust office. Unless the prospectus supplement indicates otherwise, the depositary will act as transfer agent and registrar for depositary receipts, and if we redeem shares of preferred stock, the depositary will act as redemption agent for the corresponding depositary receipts.

Title

We, each depositary and any agent of EOG or the applicable depositary may treat the registered owner of any depositary share as the absolute owner of the depositary shares for all purposes, including making payment, regardless of whether any payment in respect of the depositary share is overdue and regardless of any notice to the contrary. See “Book-Entry Issuance” below.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The applicable prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The unit agreement, together with the terms of the underlying securities, will be filed with the SEC in connection with the offering of the specific units.

BOOK-ENTRY ISSUANCE

Except as otherwise stated in the applicable prospectus supplement, the debt securities that we may offer will initially be represented by one or more fully registered, global certificates, collectively referred to in this prospectus as the “Global Security,” which will be deposited upon issuance with, or on behalf of, The Depository Trust Company, referred to in this prospectus as “DTC,” in New York, New York, and registered in the name of a nominee of DTC, in each case for credit to an account of a direct or indirect participant in DTC as described below. This means that, except as provided below, holders of the debt securities (1) will not receive a certificate for the debt securities, (2) will not have the debt securities registered in their name and (3) will not be considered the registered owners or holders of the debt securities for any purpose. Accordingly, each person owning a beneficial interest in the Global Security must rely on the procedures of DTC and, if such person is not one of DTC’s participating organizations, collectively referred to in this prospectus as the “Participants,” on the procedures of the Participant through which the person owns its interest, to exercise any rights of a holder of the debt securities.

Except as set forth below, the Global Security may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Security may not be exchanged for certificates representing debt securities except in the limited circumstances described below.

DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants, by eliminating the need for physical movement of securities certificates. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which is owned by the users of its regulated subsidiaries. Access to DTC’s book-entry system is also available to other entities such as banks, brokers, dealers and trust companies, collectively referred to in this prospectus as the “Indirect Participants,” that clear transactions through or maintain a direct or indirect custodial relationship with a Participant. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.

DTC has also advised us that pursuant to procedures established by it:

•	upon deposit of the Global Security, DTC will credit the accounts of Participants with the applicable portion of the debt securities represented by the Global Security; and

•

ownership of such principal amount represented by the Global Security will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC, with respect to the Participants, or by the Participants and the Indirect Participants, with respect to the other owners of beneficial interests in the Global Security.

DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participants and Indirect Participants through which the beneficial owners acquired the debt securities. All interests in a Global Security are subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of debt securities that they own. Consequently, the ability to transfer beneficial interests in the Global Security to such persons will be impaired to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be adversely affected by the lack of a physical certificate evidencing such interests.

Payments in respect of the debt securities registered in the name of DTC or its nominee will be payable by us through the paying agent to DTC in its capacity as the registered holder. We will treat the persons in whose names the debt securities, including the Global Security, are registered as the owners of the debt securities for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither we, nor the trustee, nor any agent of ours, nor any underwriter of our debt securities has or will have any responsibility or liability for:

•

any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to, or payments made on account of, beneficial ownership interests in the Global Security, or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Security; or

•	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of debt securities such as the Global Security, is to credit the accounts of the relevant Participants with payment on the payment due dates in amounts proportionate to their respective beneficial interests in the Global Security as shown on DTC’s records.

Payments by the Participants and the Indirect Participants to the beneficial owners of the debt securities will be governed by standing instructions and customary practices, as is now the case with debt securities held for the accounts of customers registered in bearer form or “street name,” and will be the sole responsibility of the Participants or the Indirect Participants, subject to any statutory or regulatory requirements as may be in effect from time to time. Neither we, nor the trustee, nor any agent of ours, nor any underwriter of our debt securities will be liable for any delay by DTC or any of the Participants in identifying the beneficial owners of the debt securities, and each may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes.

DTC has advised us that it will take any action permitted to be taken by a holder of the debt securities only at the direction of one or more Participants to whose account with DTC interests in the Global Security are credited. However, DTC reserves the right to exchange the Global Security for certificates representing debt securities and to distribute those certificates to its Participants.

Unless we specify otherwise in the applicable prospectus supplement, each Global Security will be exchangeable for certificated debt securities only if:

•

DTC notifies us that it is unwilling or unable to continue as depository or DTC ceases to be a clearing agency registered under the Exchange Act (if so required by applicable law or regulation) and, in either case, a successor depository is not appointed by us within ninety (90) days after we receive such notice or become aware of such unwillingness, inability or ineligibility; or

•	we, in our sole discretion and subject to DTC’s procedures, determine that the Global Securities shall be exchangeable for certificated debt securities.

Upon any such exchange, owners of a beneficial interest in the Global Security or Global Securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest, and to have such debt securities in certificated form registered in the names of the beneficial owners, which names shall be provided by DTC’s relevant Participants (as identified by DTC) to the trustee.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus:

•	through underwriters, brokers, dealers or agents;

•	to underwriters or dealers;

•	directly to purchasers;

•	pursuant to delayed delivery contracts or forward contracts; or

•	through a combination of any of these methods of sale.

Any underwriters, dealers, brokers or agents may sell the securities to institutional purchasers in one or more transactions, including block transactions, on the New York Stock Exchange or otherwise. Any sales of the securities may be made at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The prospectus supplement relating to the securities will set forth the terms of the offering of such securities, including the name or names of any underwriters or agents, the purchase price of the securities and the proceeds to us (if any) from such sale, any delayed delivery arrangements, any underwriting discounts and commissions and other items constituting underwriters’ compensation, any initial public offering price and any discounts or concessions to be allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions to be allowed or reallowed or paid to dealers may be changed from time to time. If we use underwriters in the sale of any securities, the underwriters will acquire such securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with the sale of the securities, underwriters, brokers, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal.

Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of securities will be named in the prospectus supplement relating to that offering and, if an underwriting syndicate is used, the name or names of the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement relating to such securities, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities offered if any are purchased.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if those offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If dealers are used in the sale of securities, we will sell such securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices to be determined by such dealers at the time of resale. The names of dealers or brokers acting as dealers and the terms of the transaction will be set forth in the prospectus supplement relating to such securities.

We may sell the securities through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect to which this prospectus is delivered will be named, and any commissions that we pay to such agent will be set forth, in the prospectus supplement relating to such securities. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters, brokers or dealers to solicit offers from certain types of institutions to purchase debt securities, preferred stock or common stock at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Securities may also be sold directly by us. In this case, no underwriters or agents will be involved. We may use electronic media, including the Internet, to sell these securities directly.

The securities, if other than common stock, when first issued, will have no established trading market. Any underwriters or agents to or through whom we sell such securities for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities.

Agents, brokers, dealers and underwriters may be entitled under agreements with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, brokers, dealers or underwriters may be required to make in that respect. Agents, brokers, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

LEGAL MATTERS

Certain legal matters in connection with the offering of the securities will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, Houston, Texas, and will be passed upon for any agents, dealers or underwriters by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The letter report of DeGolyer and MacNaughton, independent petroleum consultants, included as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2017 and the estimates from the reports of that firm appearing in such Annual Report, are incorporated herein by reference on the authority of said firm as experts in petroleum engineering.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other expenses of issuance and distribution

The following table sets forth the expenses to be incurred by EOG Resources, Inc., referred to herein as the “Registrant,” in connection with the issuance and distribution of the securities being registered.

Securities and Exchange Commission Registration Fee	$	*
Legal Fees and Expenses	$	**
Accounting Fees and Expenses	$	**
Printing and Engraving Expenses	$	**
Trustee Fees and Expenses	$	**
Rating Agency Fees	$	**
Miscellaneous	$	**
Total	$	**

*	Deferred in accordance with Rule 456(b) under the Securities Act of 1933, as amended (referred to herein as the “Securities Act of 1933”), and, therefore, is not estimable at this time.
**

Because an indeterminate amount of securities is covered by this registration statement, the expenses of the issuance and distribution of the securities cannot be determined at this time. The estimates of the Registrant’s expenses in connection with securities offered and sold pursuant to this registration statement will be included in the applicable prospectus supplement.

ITEM 15.	Indemnification of directors and officers

Section 145 of the General Corporation Law of the State of Delaware permits a corporation to include in its charter documents and in agreements between the corporation and its directors and officers provisions as to the scope of indemnification.

The Restated Certificate of Incorporation, as amended, of the Registrant, referred to therein as the “Corporation,” contains the following provisions relating to indemnification of directors and officers, namely:

“Eighth: A.(1) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

2. The foregoing provisions of this Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of this Restated Certificate of Incorporation. Any repeal or amendment of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article, a director shall not be liable to the fullest extent permitted by any amendment to the Delaware General Corporation Laws enacted that further limits the liability of a director.

B.(1) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (2) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of the proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(2) If a claim under paragraph B(1) of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

3. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

4. The Corporation may maintain insurance at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation law.

5. If this article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director, officer, employee and agent of the Corporation, and may nevertheless indemnify and hold harmless each employee and agent of the Corporation, as to costs, charges and expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

6. For purposes of this Article, reference to the “Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger prior to (or, in the case of an entity specifically designated in a resolution of the Board of Directors, after) the adoption hereof and which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.”

The Registrant has purchased liability insurance policies covering the directors and officers of the Registrant to provide protection, subject to policy terms and conditions, in instances when the Registrant cannot legally indemnify a director or officer and where a claim arises under the Employee Retirement Income Security Act of 1974 against a director or officer based on an alleged breach of fiduciary duty or other wrongful act.

The form of underwriting agreement, to be subsequently filed by an amendment to this registration statement or on a Form 8-K and incorporated by reference herein, under certain circumstances may provide for indemnification by the underwriters of the directors, officers and controlling persons of the Registrant.

ITEM 16.	Exhibits

Exhibit number		Description
*1.1	—	Form of Underwriting Agreement.
2.1	—	Agreement and Plan of Merger, dated as of September 2, 2016, by and among EOG Resources, Inc., ERI Holdings I, Inc. and Yates Petroleum Corporation (incorporated by reference to Exhibit 2.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 (SEC File No. 001-09743).

3.1(a)	—	Restated Certificate of Incorporation, dated September 3, 1987 (incorporated by reference to Exhibit 3.1(a) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008) (SEC File No. 001-09743).

3.1(b)	—	Certificate of Amendment of Restated Certificate of Incorporation, dated May 5, 1993 (incorporated by reference to Exhibit 4.1(b) to the Registrant’s Registration Statement on Form S-8, SEC File No. 33-52201, filed February 8, 1994).

3.1(c)	—	Certificate of Amendment of Restated Certificate of Incorporation, dated June 14, 1994 (incorporated by reference to Exhibit 4.1(c) to the Registrant’s Registration Statement on Form S-8, SEC File No. 33-58103, filed March 15, 1995).

3.1(d)	—	Certificate of Amendment of Restated Certificate of Incorporation, dated June 11, 1996 (incorporated by reference to Exhibit 3(d) to the Registrant’s Registration Statement on Form S-3, SEC File No. 333-09919, filed August 9, 1996).

3.1(e)	—	Certificate of Amendment of Restated Certificate of Incorporation, dated May 7, 1997 (incorporated by reference to Exhibit 3(e) to the Registrant’s Registration Statement on Form S-3, SEC File No. 333-44785, filed January 23, 1998).

Exhibit number		Description

3.1(f)	—	Certificate of Ownership and Merger Merging EOG Resources, Inc. into Enron Oil & Gas Company, dated August 26, 1999 (incorporated by reference to Exhibit 3.1(f) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999) (SEC File No. 001-09743).
3.1(g)	—	Certificate of Designations of Series E Junior Participating Preferred Stock, dated February 14, 2000 (incorporated by reference to Exhibit 2 to the Registrant’s Registration Statement on Form 8-A, SEC File No. 001-09743, filed February 18, 2000).

3.1(h)	—	Certificate of Elimination of the Fixed Rate Cumulative Perpetual Senior Preferred Stock, Series A, dated September 13, 2000 (incorporated by reference to Exhibit 3.1(j) to the Registrant’s Registration Statement on Form S-3, SEC File No. 333-46858, filed September 28, 2000).

3.1(i)	—	Certificate of Elimination of the Flexible Money Market Cumulative Preferred Stock, Series C, dated September 13, 2000 (incorporated by reference to Exhibit 3.1(k) to the Registrant’s Registration Statement on Form S-3, File No. 333-46858, SEC filed September 28, 2000).

3.1(j)	—	Certificate of Elimination of the Flexible Money Market Cumulative Preferred Stock, Series D, dated February 24, 2005 (incorporated by reference to Exhibit 3.1(k) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004) (SEC File No. 001-09743).

3.1(k)	—	Amended Certificate of Designations of Series E Junior Participating Preferred Stock, dated March 7, 2005 (incorporated by reference to Exhibit 3.1(m) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007) (SEC File No. 001-09743).

3.1(l)	—	Certificate of Amendment of Restated Certificate of Incorporation, dated May 3, 2005 (incorporated by reference to Exhibit 3.1(l) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005) (SEC File No. 001-09743).

3.1(m)	—	Certificate of Elimination of Fixed Rate Cumulative Perpetual Senior Preferred Stock, Series B, dated March 6, 2008 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed March 6, 2008) (SEC File No. 001-09743).

3.1(n)	—	Certificate of Amendment of Restated Certificate of Incorporation, dated April 28, 2017 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed May 2, 2017) (SEC File No. 001-09743).

*3.1(o)	—	Form of Certificate of Designations for Preferred Stock.

3.2	—	Bylaws, dated August 23, 1989, as amended and restated effective as of September 22, 2015 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed September 28, 2015) (SEC File No. 001-09743).

4.1	—	Specimen of Certificate evidencing the Registrant’s Common Stock (incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999) (SEC File No. 001-09743).

4.2	—	Indenture, dated as of September 1, 1991, between Enron Oil & Gas Company (predecessor to EOG Resources, Inc.) and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to JPMorgan Chase Bank, N.A. (formerly, Texas Commerce Bank National Association)), as trustee (incorporated by reference to Exhibit 4(a) to the Registrant’s Registration Statement on Form S-3, SEC File No. 33-42640, filed in paper format on September 6, 1991).(p)

4.3	—	Indenture, dated as of May 18, 2009, between EOG Resources, Inc. and Wells Fargo Bank, National Association, as trustee (the Senior Indenture) (incorporated by reference to Exhibit 4.9 to the Registrant’s Registration Statement on Form S-3, SEC File No. 333-159301, filed May 18, 2009).

4.4(a)	—	Officers’ Certificate Establishing 4.15% Senior Notes due 2026 and 5.10% Senior Notes due 2036 of EOG Resources, Inc., dated January 14, 2016 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed January 15, 2016) (SEC File No. 001-09743).

Exhibit number		Description

4.4(b)	—	Form of Global Note with respect to the 4.15% Senior Notes due 2026 of EOG Resources, Inc. (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed January 15, 2016) (SEC File No. 001-09743).

4.4(c)	—	Form of Global Note with respect to the 5.10% Senior Notes due 2036 of EOG Resources, Inc. (incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K, filed January 15, 2016) (SEC File No. 001-09743).

4.5(a)	—	Officers’ Certificate Establishing 3.15% Senior Notes due 2025 and 3.90% Senior Notes due 2035, dated March 17, 2015 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed March 19, 2015) (SEC File No. 001-09743).

4.5(b)	—	Form of Global Note with respect to the 3.15% Senior Notes due 2025 of EOG Resources, Inc. (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed March 19, 2015) (SEC File No. 001-09743).

4.5(c)	—	Form of Global Note with respect to the 3.90% Senior Notes due 2035 of EOG Resources, Inc. (incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K, filed March 19, 2015) (SEC File No. 001-09743).

4.6(a)	—	Officers’ Certificate Establishing 2.45% Senior Notes due 2020, dated March 21, 2014 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed March 25, 2014) (SEC File No. 001-09743).

4.6(b)	—	Form of Global Note with respect to the 2.45% Senior Notes due 2020 of EOG Resources, Inc. (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed March 25, 2014) (SEC File No. 001-09743).

4.7(a)	—	Officers’ Certificate Establishing 2.625% Senior Notes due 2023, dated September 10, 2012 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed September 11, 2012) (SEC File No. 001-09743).

4.7(b)	—	Form of Global Note with respect to the 2.625% Senior Notes due 2023 of EOG Resources, Inc. (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed September 11, 2012) (SEC File No. 001-09743).

4.8(a)	—	Officers’ Certificate Establishing 2.500% Senior Notes due 2016, 4.100% Senior Notes due 2021 and Floating Rate Senior Notes due 2014, dated November 23, 2010 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed November 24, 2010) (SEC File No. 001-09743).

4.8(b)	—	Form of Global Note with respect to the 4.100% Senior Notes due 2021 of EOG Resources, Inc. (incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K, filed November 24, 2010) (SEC File No. 001-09743).

4.9(a)	—	Officers’ Certificate Establishing 2.95% Senior Notes due 2015 and 4.40% Senior Notes due 2020, dated May 20, 2010 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed May 26, 2010) (SEC File No. 001-09743).

4.9(b)	—	Form of Global Note with respect to the 4.40% Senior Notes due 2020 of EOG Resources, Inc. (incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K, filed May 26, 2010) (SEC File No. 001-09743).

4.10(a)	—	Officers’ Certificate Establishing 5.625% Senior Notes due 2019, dated May 21, 2009 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed May 21, 2009) (SEC File No. 001-09743).

Exhibit number		Description

4.10(b)	—	Form of Global Note with respect to the 5.625% Senior Notes due 2019 of EOG Resources, Inc. (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed May 21, 2009) (SEC File No. 001-09743).

**4.11(a)	—	Certificate, dated April 3, 1998, of the Senior Vice President and Chief Financial Officer of Enron Oil & Gas Company (predecessor to EOG Resources, Inc.) establishing the terms of the 6.65% Notes due April 1, 2028 of Enron Oil & Gas Company.

**4.11(b)	—	Global Note with respect to the 6.65% Notes due April 1, 2028 of Enron Oil & Gas Company (predecessor to EOG Resources, Inc.).

***4.12	—	Form of Subordinated Indenture between EOG Resources, Inc. and Wells Fargo Bank, National Association, as trustee.

*4.13	—	Form of Common Stock Purchase Contract.

*4.14	—	Form of Common Stock Purchase Unit.

*4.15	—	Form of Warrant Agreement.

*4.16	—	Form of Warrant Certificate.

*4.17	—	Form of Depositary Agreement.

*4.18	—	Form of Depositary Receipt.

*4.19	—	Form of Unit Agreement.

***5.1	—	Opinion of Akin Gump Strauss Hauer & Feld LLP.

***23.1	—	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1 to this registration statement).

***23.2	—	Consent of Deloitte & Touche LLP.

***23.3	—	Consent of DeGolyer and MacNaughton.

***24.1	—	Powers of Attorney.

***25.1	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of Wells Fargo Bank, National Association relating to the Indenture (the Senior Indenture) filed as Exhibit 4.3 hereto.

***25.2	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of Wells Fargo Bank, National Association relating to the Form of Subordinated Indenture filed as Exhibit 4.12 hereto.

*	To be subsequently filed by an amendment to this registration statement or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.
**

Not filed herewith; pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K, the Registrant hereby agrees to furnish a copy of such exhibit to the Securities and Exchange Commission (referred to herein as the “Commission”) upon request.

***	Filed herewith.

ITEM 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, referred to herein as the “Securities Exchange Act of 1934,” that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 14, 2018.

EOG RESOURCES, INC.
(Registrant)

By:	/S/ TIMOTHY K. DRIGGERS
Timothy K. Driggers Executive Vice President and Chief Financial Officer (Principal Financial Officer and Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on December 14, 2018.

	Signature	Title
	/S/ WILLIAM R. THOMAS (William R. Thomas)	Chairman of the Board, Chief Executive Officer (Principal Executive Officer) and Director
	/S/ TIMOTHY K. DRIGGERS (Timothy K. Driggers)	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
	/S/ ANN D. JANSSEN (Ann D. Janssen)	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
	* (Janet F. Clark)	Director
	* (Charles R. Crisp)	Director
	* (Robert P. Daniels)	Director
	* (James C. Day)	Director
	* (C. Christopher Gaut)	Director
	* (Donald F. Textor)	Director
	* (Frank G. Wisner)	Director

*By:	/S/ MICHAEL P. DONALDSON
Michael P. Donaldson Attorney-in-Fact for persons indicated

S-1